Exhibit 10.12

ARCH SENIOR EXECUTIVE PENSION PLAN

Originally Effective as of February 8, 1999

Amended and Restated as of October 23, 2003

Amended on November 3, 2005

Amended and Restated on December 30, 2008

Effective as of January 1, 2005

Article I. The Plan

1.1 Establishment of Plan. Effective as of February 8, 1999 (the “Original Effective Date”) Arch Chemicals, Inc. (the “Company” or “Arch”) established a non-qualified deferred compensation plan known as the Arch Senior Executive Pension Plan (the “Plan”) for the benefit of certain salaried employees of Arch and other Employing Companies who may be eligible to participate.

1.2 Purpose. The purpose of this Plan is to attract and retain a management group capable of assuring Arch’s future success by providing them with supplemental retirement income under this Plan. This Plan is intended to be an unfunded, nonqualified deferred compensation plan for select management employees, as described in Sections 201(2) and 301(a)(3) of the Employee Retirement Income Security Act (“ERISA”). The Plan is also intended to be a non-qualified deferred compensation plan which meets the requirements of Code §409A(a)(2), (3) and (4).

1.3 Eligibility and Participation. Any Arch Employee whose job is rated at 2,000 Hay Points (or the equivalent) or more and who is selected by the Board of Directors of the Company or the Compensation Committee of the Board (referred to in this Plan as the “Selection Committee”) shall participate in the Plan (a “Participant”). As provided hereinafter, the Selection Committee shall also have the power to remove any Participant from the Plan, whether or not he or she has begun to receive benefits hereunder. Participation shall be effective as of the date designated by the Selection Committee.

1.4 Plan Document. This Plan document describes the terms of the Plan as of January 1, 2005 and as amended through December 30, 2008. Prior Plan documents govern Plan administration for periods prior to January 1, 2005 and for all purposes for Participants or former Participants who commenced benefits under the Plan prior to January 1, 2005.

Article II. Definitions

2.1 “Arch Qualified Pension Plans” means The Pension Plan of Arch Chemicals and any other qualified defined benefit plans maintained by Arch, provided that no amendment to an Arch Qualified Pension Plan shall be given effective for purposes of this Plan to the extent such amendment may or will result in a direct or indirect change to the time or form of any payment hereunder, except as permitted under Code §409A and related regulations.

2.2 A “Change in Control” with respect to a Participating Employer that is organized as a corporation occurs on the date on which any of the following events occur (i) a change in the ownership of the Participating Employer; (ii) a change in the effective control of the Participating Employer; (iii) a change in the ownership of a substantial portion of the assets of the Participating Employer.

(a) A change in the ownership of the Participating Employer occurs on the date on which any one person, or more than one person acting as a group, acquires ownership of stock of the Participating Employer that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Participating Employer. A change in the effective control of the Participating Employer occurs on the date on which either (i) a person, or more than one person acting as a group, acquires ownership of stock of the Participating Employer possessing 30% or more of the total voting power of the stock of the Participating Employer, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition, or (ii) a majority of the members of the Participating Employer’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board of Directors prior to the date of the appointment or election, but only if no other corporation is a majority shareholder of the Participating Employer. A change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group, other than a person or group of persons that is related to the Participating Employer, acquires assets from the Participating Employer that have a total gross fair market value equal to or more than 80% of the total gross fair market value of all of the assets of the Participating Employer immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition.

(b) An event constitutes a Change in Control with respect to a Participant only if the Participant performs services for the Participating Employer that has experienced the Change in Control, or the Participant’s relationship to the affected Participating Employer otherwise satisfies the requirements of Treasury Regulation Section 1.409A-3(2)(i)(5)(ii).

(c) The determination as to the occurrence of a Change in Control shall be based on objective facts and in accordance with the requirements of Code Section 409A.

2.3 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.4 “Company” means Arch Chemicals, Inc., a Virginia corporation.

2.5 “Disabled” or “Disability” shall mean, for purposes of crediting service under this Plan as provided in Section 3.5 hereof, the same as “Disabled” for purposes of The Pension Plan of Arch Chemicals.

2.6 “Employing Company” means any company which has adopted this Plan and is included within the definition of an Employing Company under the terms of The Pension Plan of Arch Chemicals.

2.7 “Married” means the Participant has a Spouse, as defined below.

2.8 “Olin” means Olin Corporation, a predecessor in interest to Arch Chemicals. In conjunction with establishing this Plan, Arch assumed the liabilities of Olin for the provision of benefits to Participants who, immediately prior to February 8, 1999 (the “Distribution Date”) were participants in the Olin Senior Executive Pension Plan as in effect on the Distribution Date and who, as of the Original Effective Date of this Plan transferred to, and became employed by, Arch or an affiliated company.

2.8 “Olin Senior Executive Pension Plan” means a certain non-qualified deferred compensation plan of Olin. As of the Distribution Date, each Eligible Employee who, immediately prior to the Distribution Date, was a participant in the Olin Senior Executive Pension Plan, was credited in this Plan with an accrued benefit equal to that credited to such individual under the Olin Senior Executive Pension Plan as of the Distribution Date (based upon the Eligible Employee’s Average Compensation and service with Olin).

2.10 “Other Arch Plans” means any nonqualified defined benefit pension plan of the Company (or an Employing Company) other than this Plan, and the equivalent actuarial value of any other arrangement of the Company (or an Employing Company) which the Plan Administrator, in its sole discretion, determines to be a pension supplement; provided that no amendment to an Other Arch Plan shall be given effective for purposes of this Plan to the extent such amendment may or will result in a direct or indirect change to the time or form of any payment hereunder, except as permitted under Code §409A and related regulations.

2.11 “Pension Plan of Arch Chemicals” means the Pension Plan of Arch Chemicals as in effect on January 1, 2005 and thereafter, provided that no amendment to the Pension Plan of Arch Chemicals shall be given effect for purposes of this Plan to the extent such amendment may or will result in a direct or indirect change to the time or form of any payment hereunder.

2.12 “Plan Administrator” shall mean the Pension Administration and Review Committee of Arch Chemicals, Inc.

2.13 “Plan Year” shall mean each calendar year.

2.14 “Retires” or “Retirement” means the Participant has had a Normal Retirement Date or a Deferred Vested Retirement Date, as further described in Article III, below.

2.15 “Separation from Service” means a termination of employment with the Company, as defined for purposes of Code §409A.

(a) Except as noted below with respect to asset sales, the Plan Administrator will determine, in accordance with Code Section 409A, whether a Separation from Service has occurred. Except in the case of a Participant on a bona fide leave of absence as provided below, a Participant is deemed to have incurred a Separation from Service if the Company and the Participant reasonably anticipated that the level of services to be performed by the Participant after a date certain would be reduced to 20% or less of the average services rendered by the Participant during the immediately preceding 36-month period (or the total period of employment, if less than 36 months), disregarding periods during which the Participant was on a bona fide leave of absence.

(b) An Employee who is absent from work due to military leave, sick leave, or other bona fide leave of absence shall incur a Separation from Service on the first date immediately following the later of (i) the six-month anniversary of the commencement of the leave, or (ii) the expiration of the Employee’s right, if any, to reemployment under statute or contract. Notwithstanding the preceding, however, with respect to an Employee who is absent from work due to a physical or mental impairment that is expected to result in death or last for a continuous period of at least six months and that prevents the Employee from performing the duties of his or her position of employment or a similar position, the twenty-nine-month anniversary of the commencement of leave shall be substituted for the six-month anniversary in (i) in the preceding sentence.

(c) For purposes of determining whether a Separation from Service has occurred, the Company means the Company and any Affiliate, except that for purposes of determining whether another organization is an Affiliate of the Company, common ownership of at least 50% shall be determinative. Affiliate means a corporation, trade or business that, together with the Company, is treated as a single employer under Code §414(b) or (c).

(d) The Company specifically reserves the right to determine whether a sale or other disposition of substantial assets to an unrelated party constitutes a Separation from Service with respect to a Participant providing services to the seller immediately prior to the transaction and providing services to the buyer after the transaction. Such determination shall be made in accordance with the requirements of Code §409A.

2.16 “Specified Employee” means an employee who, as of the date of his or her Separation from Service, is a “key employee” of the Company or any Affiliate, any stock of which is actively traded on an established securities market or otherwise. An employee is a key employee if he or she meets the requirements of Code §416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with applicable regulations thereunder and without regard to Code §416(i)(5)) at any time during the 12-month period ending on the Specified Employee Identification Date. Such Employee shall be treated as a key employee for the entire 12-month period beginning on the Specified Employee Effective Date.

For purposes of determining whether an Employee is a Specified Employee, the compensation of the Employee shall be determined in accordance with the definition of compensation provided under Treas. Reg. Section 1.415(c)-2(d)(3) (wages within the meaning of Code section 3401(a) for purposes of income tax withholding at the source, plus amounts excludible from gross income under section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b), without regard to rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed); provided, however, that, with respect to a nonresident alien who is not a Participant in the Plan, compensation shall not include compensation that is not includible in the gross income of the Employee under Code Sections 872, 893, 894, 911, 931 and 933, provided such compensation is not effectively connected with the conduct of a trade or business within the United States.

Notwithstanding anything in this paragraph to the contrary, (i) if a different definition of compensation has been designated by the Company with respect to another nonqualified deferred compensation plan in which a key employee participates, the definition of compensation shall be the definition provided in Treas. Reg. §1.409A-1(i)(2), and (ii) the Company may through action that is legally binding with respect to all nonqualified deferred compensation plans maintained by the Company, elect to use a different definition of compensation. In the event of corporate transactions described in Treas. Reg. Section 1.409A-1(i)(6), the identification of Specified Employees shall be determined in accordance with the default rules described therein, unless the Employer elects to utilize the available alternative methodology through designations made within the timeframes specified therein. Specified Employee Effective Date means the first day of the fourth month following the Specified Employee Identification Date, or such earlier date as is selected by the Plan Administrator. Specified Employee Identification Date means December 31, unless the Employer has elected a different date through action that is legally binding with respect to all nonqualified deferred compensation plans maintained by the Employer.

2.17 “Spouse” shall mean the person to whom a Participant is validly married at the date of the Participant’s death, as evidenced by a marriage certificate issued in accordance with state law and as recognized under federal law; provided, however, that if a Participant’s Spouse at his or her death was not the Participant’s Spouse for at least 12 months immediately prior to the Participant’s death, no surviving Spouse’s pre-retirement benefit shall be paid. Common law marriages shall not be recognized hereunder.

Article III. Benefits

3.1 Benefits; In General. Benefits are payable hereunder upon the first to occur of the following:

(a) a Participant’s Normal Retirement Date, as provided in Section 3.3; or

(b) a Participant’s Deferred Vested Retirement Date, as provided in Section 3.4.

In addition, (i) benefits may be payable in the event of a Change of Control (see Section 3.7, below), and (ii) pre-retirement survivor benefits may be payable in the event a Married Participant dies prior to qualifying for Retirement under subsections (a) – (c), above (see Section 3.6(b), below).

3.2 Benefit Formula.

(a) A Participant’s annual Retirement Benefit, calculated as the Participant’s Separation from Service date, shall equal the lesser of (i) and (ii), below.

(i) three percent (3%) of the Participant’s Average Compensation, multiplied by the sum of the Participant’s Years of Benefit Service credited while a Participant in this Plan and the Olin Senior Executive Pension Plan, plus one and one-half percent (1- 1/2%) of the Participant’s Average Compensation multiplied by his aggregate Years of Benefit Service credited under all qualified defined benefit plans of Arch (including Years of Benefit Service credited under the Olin Employees Pension Plan) while the employee was not a Participant in either this Plan or the Olin Senior Executive Pension Plan, provided that the resulting percentage of Average Compensation shall be reduced by one-third of one percent ( 1/3%) for each month by which the Participant’s benefits under this Plan begin prior to the Participant’s sixty-second (62nd) birthday; reduced by the sum of

(1) the Participant’s annual Retirement Allowance payable from the Arch Qualified Pension Plans and the Other Arch Defined Benefit Plans; plus

(2) fifty percent (50%) of the Participant’s Primary Social Security Benefit.

(ii) fifty percent (50%) of the Participant’s Average Compensation, reduced by the sum of

(1) the amount of annual retirement benefits from the Arch Qualified Pension Plans and the Other Arch Defined Benefit Plans and all qualified and non-qualified defined benefit plans of the Participant’s previous and subsequent employers; and

(2) fifty percent (50%) of the Participant’s Primary Social Security Benefit.

(b) For purposes of determining a Participant’s “Average Compensation,” “Years of Benefit Service,” “Retirement Allowance” and “Primary Social Security Benefit” under this Plan, except as otherwise provided in this paragraph (b), such terms shall be as defined in The Pension Plan of Arch Chemicals and take into account compensation and service (including periods of Disability, but only to the extent provided in Section 3.5 hereof) credited to such Participant while employed by Arch and its affiliates, as well as by Olin and its affiliates. In calculating a Participant’s Average Compensation under this Plan, (i) “Average Compensation” shall also include severance and deferred amounts of regular salary and deferrals under management incentive plans (other than the Performance Unit Plan, the EVA Bonus Bank or similar bonus bank arrangements, and other long-term incentive and long-term bonus plans of Olin and Arch); (ii) executive severance which is payable to certain Participants under employment agreements shall be treated as if paid over the number of months of salary used to calculate the amount of such severance, even if such severance is received in a lump sum; and (iii) Average Compensation shall be calculated without regard to the dollar limitations imposed by

Section 401(a)(17) of the Internal Revenue Code. In calculating a Participant’s “Years of Benefit Service,” service imputed as a result of treating any executive severance paid as having been received over the number of months used to calculate such severance shall be included.

(c) The annual retirement benefits payable under The Pension Plan of Arch Chemicals, Other Arch Plans and from pension plans of the Participant’s previous employers, which are to be used to reduce the benefit payable under (a)(i) or (ii), above, shall be determined assuming that the Participant began receiving benefits thereunder at Normal Retirement Date, and using the actuarial equivalent factors specified in the plans which are the subject of the offset or, if such factors are not reasonably available, such factors as may, from time to time, be elected by the Plan Administrator.

3.3 Normal Retirement Benefits.

(a) Normal Retirement Benefits are payable upon a Participant’s Normal Retirement Date, which is the date of a Participant’s Separation from Service, other than on account of death, at any time on or after reaching his or her fifty-fifth (55th) birthday, or the Participant’s fifty-fifth birthday if the special service crediting rules of Section 3.3(b) apply

(b) For purposes of (i) determining whether a Participant has reached his or her fifty-fifth (55th) birthday and, thus, is eligible for benefits under this Section 3.3 instead of on a deferred vested basis, and (ii) calculating the annual Retirement Allowance from The Pension Plan of Arch Chemicals which is to be used as an offset, any Participant who has completed at least seven (7) Years of Creditable Service (as defined in The Pension Plan of Arch Chemicals, but taking into account service with Olin and its affiliates, as well as service with Arch and its affiliates) and who is at least age fifty-two (52) on the date he or she has a Separation from Service other than (i) for cause or (ii) as a result of a voluntary termination, shall be treated as continuing as an eligible Employee until the date on which the Participant reaches age fifty-five (55). Such service shall be imputed for the sole purposes of determining whether the Participant meets the age and service requirements for Normal Retirement Benefits, and shall not be treated as “Benefit Service” for the purpose of calculating the amount of the benefit under this Plan. In no event will Normal Retirement Benefits commence hereunder until the Participant actually attains age fifty-five (55).

3.4 Deferred Vested Benefits. Deferred Vested Retirement Benefits are payable upon a Participant’s Deferred Vested Retirement Date if the Participant has a Separation from Service other than on account of death prior to having reached age fifty-five (55) and does not qualify for Normal Retirement Benefits under Section 3.3(b), above. A Participant’s Deferred Vested Retirement Date is the date such Participant attains age sixty-five (65). In the case of a Deferred Vested Participant, benefits paid from this Plan will be calculated assuming that the Participant will not commence benefits under The Pension Plan of Arch Chemicals until he or she attains age sixty-five (65), even though the Participant may actually commence benefits under The Pension Plan of Arch Chemicals prior to that date.

3.5 If Participant is Disabled. In the event that a Participant becomes Disabled, the Participant shall be credited with service and compensation under this Plan for the period of Disability in the same manner as service and compensation is credited for a Disabled non-collectively bargained employee who participates in The Pension Plan of Arch Chemicals until such time as the Participant has a Separation from Service or is no longer Disabled and returns to work. No Participant shall qualify for Disability service credit hereunder if such Participant becomes Disabled after he or she is no longer actively employed by Arch or its affiliates.

3.6 Survivor Benefits.

(a) Post-Retirement Benefits. If benefits are being paid in the form of a single life annuity, they shall cease as of the Participant’s death. If benefits are being paid in the form of a joint and 50% survivor life annuity, after the Participant’s death benefits will continue only if the joint annuitant survives the Participant. If a Participant dies after Retirement but prior to the date all payments have been made pursuant to an election of the Lump Sum or Three Installments form of benefit, the first year annuity payments, the lump sum and/or the remaining installments, as the case may be, shall be paid to the Participant’s designated beneficiary. If there is no beneficiary designation on file with the Plan Administrator, or no designated beneficiary survives the Participant, the benefits shall be paid to the Participant’s estate (or a distributee of the Participant’s estate, as designated by the estate’s legal representative).

(b) Pre-Retirement Benefits. Pre-retirement death benefits shall be paid only to a surviving Spouse. If a Participant does not have a surviving Spouse, no pre-retirement death shall be payable hereunder. The surviving Spouse of any Participant who dies prior to Retirement shall be entitled to receive a benefit equal to 50% of the benefit that the Participant would have been entitled to had the Participant survived to the earliest date on which he or she could commence benefits hereunder, commenced Life Annuity benefits under the Plan in the form of a joint and 50% survivor annuity, and then died the next day.

3.7 Benefits Upon a Change of Control.

(a) Lump Sum Payment Upon a Change of Control. Notwithstanding any other provision of the Plan, upon a Change in Control, each Participant covered by the Plan shall automatically be paid a lump sum amount in cash by the Company sufficient to purchase an annuity which, together with the monthly payment, if any, under a rabbi or other trust arrangement established by the Company to make payments hereunder in the event of a Change in Control and/or pursuant to any other annuity purchased by the Company for the Participant to make payments hereunder, shall provide the Participant with the same monthly after-tax benefit as the Participant would have received under the Plan based on the benefits accrued to the Participant hereunder as of the date of the Change in Control. Payment under this Section shall not in and of itself terminate the Plan, but such payment shall be taken into account in calculating benefits under the Plan which may otherwise become due the Participant thereafter. Payment shall be made within 30 days of the Change in Control and in no event may a Participant designate (directly or indirectly) the taxable year of the payment.

(b) No Divestment Upon a Change of Control. If a Participant is removed from participation in the Plan after a Change of Control has occurred, in no event shall the Participant’s Years of Benefit Service accrued prior to such removal, and the benefit accrued prior thereto, be adversely affected.

3.8 Non-Duplication of Benefits. In the event that any part or all of the benefits to which a Participant is entitled under this Plan are distributed to such Participant and such Participant at any time thereafter again becomes employed by the Company or otherwise is or becomes eligible to accrue a benefit hereunder, any benefits to which such Participant may become entitled to under this Plan shall be reduced by the actuarial equivalent of the benefits previously distributed so that in no event shall a Participant receive a duplication of benefits under the Plan.

Article IV. Payment of Benefits

4.1 Retirement Benefit Distributions.

(a) Forms of Benefit. Except as provided in the transition relief provisions of paragraph (b), below, prior to a Participant’s effective date of participation in the Plan, the Selection Committee shall designate the time and form of distribution of such Participant’s Retirement Benefits hereunder from among the following actuarially equivalent options, each of which shall be deemed to be a single payment for purposes of the subsequent deferral rules of Section 4.2, below:

(i) Life Annuity. If a Participant is not Married as of his or her Benefit Commencement Date, benefits shall be paid in the form of a single life annuity, with benefits paid monthly for the life of the Participant, commencing as of the Participant’s Benefit Commencement Date. If a Participant is Married as of his or her Benefit Commencement Date, benefits shall be paid in the form of a joint and 50% survivor annuity with benefits paid monthly for the life of the Participant commencing as of the Participant’s Benefit Commencement Date and continuing for the life of the Spouse at a 50% reduced amount if the Spouse survives the Participant. The amount payable in the form of a joint and 50% survivor annuity determined under Section 3.2(a)(i) and (ii) will reflect 100% of the benefits under subsections (i) and (ii) prior to the offsetting benefits, and the offsetting benefits determined under subsections (i)(1) and (ii)(1) will reflect the reduced benefits payable under those plans in the form of a joint and 50% survivor annuity. Notwithstanding the foregoing, if a Participant’s Spouse is more than four years younger than the Participant, “100%” in the preceding sentence shall be adjusted so that the present value of the surviving Spouse lifetime benefit is the same that it would have been if the Spouse were only four years younger than the Participant.

(ii) Lump Sum. Monthly single life annuity benefits, calculated as of the Participant’s Retirement Date, and commencing as of the Participant’s Benefit Commencement Date, will be paid until the first anniversary of the Participant’s Benefit Commencement Date, at which time the lump sum present value of the remaining annuity payments shall be distributed in a single lump sum.

(iii) Three Installments. Monthly single life annuity benefits, calculated as of the Participant’s Retirement Date, and commencing as of the Participant’s Benefit Commencement Date, will be paid until the first anniversary of the Participant’s Benefit Commencement Date, at which time one third of the lump sum present value of the remaining annuity payments shall be distributed. Twelve months thereafter another one-third of the lump sum present value of the annuity payments (determined as of the date of the 1st installment payment), plus simple interest thereon (at the municipal AAA 10 year bond rate as of the date of the 1st installment payment), shall be distributed, and twenty-four months thereafter, the final one-third of the lump sum present value of the annuity payments (determined as of the date of the 1st installment), plus simple interest thereon (at the municipal AAA 10 year bond rate as of the date of the 2 nd installment payment), shall be distributed.

If the Selection Committee fails to designate a form of payment prior to the effective date of a Participant’s participation, or for any other reason a Participant does not have a benefit distribution election or designation on file with the Plan Administrator, benefits shall be paid in the Lump Sum form of benefit.

(b) Code §409A Transition Relief. Employees who were Participants in the Plan as of January 1, 2005 or who became Participants on or after January 1, 2005 and before December 31, 2008 may file elections as to the time and form of payment of benefits hereunder during the period from January 1, 2005 through December 31, 2008 with respect to benefits accrued prior to the election that would not otherwise be payable in the year of the election, provided the election is timely made and in accordance with the transition relief published by the Internal Revenue Service in Notice 2005-1, Notice 2006-64, Notice 2007-86, the preamble to the proposed regulations under Code §409A and other IRS guidance.

(c) Lump Sum Cash-Out. Notwithstanding paragraph (a), above, the Plan Administrator may, in its sole discretion which shall be evidenced in writing no later than the date of payment, elect to pay the value of a Participant’s benefit upon a Separation from Service in a single lump sum if the value of such benefit is not greater than the applicable dollar amount under Code §402(g)(1)(B), provided the payment represents the complete liquidation of the Participant’s interest in the Plan (including any other deferred compensation plan that is required to be aggregated with this Plan for this purposes).

(d) Benefit Commencement Date. A Participant’s Benefit Commencement Date shall be the first of the month immediately following the Participant’s Normal Retirement Date or Vested Deferred Retirement Date, as the case may be, unless the Participant has elected a later date pursuant to the Code Section 409A transition relief or as permitted in accordance with Section 4.2, below, in which case the Participant’s Benefit Commencement Date shall be the date elected pursuant to such transition relief or Section 4.2, as the case may be. Notwithstanding the foregoing, at any time the Company is publicly traded on an established securities market (as defined for purposes of Code §409A) and a distribution is to be made to a Specified Employee (as defined for purposes of Code §409A(a)(2)(B)(i)) on account of a Separation from Service, no distribution shall be made to the Specified Employee on account of such Separation from Service before the date which is six months after the date of the Specified Employee’s Separation from Service, or, if earlier, the date of death of the Specified Employee (the “Distribution Restriction Period”). To the extent that such Specified Employee would otherwise have been entitled to benefits hereunder during the Distribution Restriction Period, such amounts shall be accumulated, without interest, and paid in a single sum, on the first day of month following the end of the Distribution Restriction Period.

(e) Acceleration of or Delay in Payments. The Selection Committee, in its sole and absolute discretion, may elect to accelerate the time or form of payment of a benefit owed to the Participant hereunder, provided such acceleration is permitted under Treas. Reg. §1.409A-3(j)(4). The Selection Committee may also, in its sole and absolute discretion, delay the time for payment of a benefit owed to the Participant hereunder, to the extent permitted under Treas. Reg. §1.409A-2(b)(7).

4.2 Change of Benefit Distribution Elections. A Participant may change his or her Benefit Distribution Election by filing a subsequent written election with the Plan Administrator, provided, however, that

(a) such subsequent election is approved by the Plan Administrator, in its discretion, and is consistent with one of the forms of benefit permitted under Section 4.1, above;

(b) such subsequent election does not take effect until at least 12 months after the date on which the subsequent election is made;

(c) except with respect to the payment of a death benefit, pursuant to such subsequent election payment is deferred for a period of not less than 5 years from the date payment would otherwise have been made or commenced; and

(d) with respect to any election relating to a distribution to be made (or commence) as of a specified date (or pursuant to a fixed schedule), the subsequent election is made not less than 12 months prior to the date of the first scheduled payment.

Furthermore, no change of election shall permit the acceleration of the time or schedule of any payment under the Plan, except as may be provided by regulation or other guidance issued pursuant to Code §409A(a)(3). This paragraph is intended to be (and shall be interpreted to be) consistent with Code §409A(a)(3), Code §409A(a)(4)(C) and related guidance.

4.3 Actuarial Assumptions.

(a) Present Value of Lump Sum. In determining the actuarial present value of any lump sum or installment payable in accordance with Section 4.1(a)(ii) or (iii), above, the benefit shall be determined:

(i) as of the close of the Plan Year in which the Participant Retires;

(ii) using an annuity purchase rate based upon a discount rate equal to the municipal AAA 10 year bond rate determined as of October 1st of the year prior to the year the lump sum payment would be made, or, on and after December 1, 2005, using an annuity purchase rate based upon a discount rate equal to the lower of municipal AAA 10 year bond rate determined as the Participant’s Retirement Date or 15 business days prior to the date that the lump sum or initial installment payment is to be made; and

(iii) assuming that the benefit commences under the Plan

(1) on the Participant’s 65th birthday, if the Participant terminates service (or is treated as terminating service) prior to age fifty-five (55); and

(2) on the Participant’s Benefit Commencement Date, if the Participant terminates service on or after attaining age fifty-five (55).

(b) Other Determinations. All other actuarial determinations under the Plan shall be made using the actuarial equivalent factors and other assumptions specified in The Pension Plan of Arch Chemicals.

4.4 Removal from the Plan; Non-Payment of Benefits.

(a) Any Participant may be removed from the Plan by the Selection Committee at any time “for cause” as determined by the Selection Committee in its sole discretion, whether or not the Participant has begun to receive payments under the Plan, and whether or not the Participant’s employment has been terminated. “Cause” shall include, without limitation, rendering services in any capacity to a competitor of the Company or an Employing Company without the consent of the Selection Committee. Neither the Participant nor his or her Spouse shall be entitled to receive any payments from the Plan from and after the date of the removal of the Participant nor have any cause of action as a result of such removal. The Participant or Spouse shall not be required to return any payments made prior to removal of the Participant from the Plan.

(b) The Selection Committee may notify a Participant that he or she is being suspended from the Plan as a result of job performance which the Selection Committee, in its sole discretion, deems unsatisfactory. From and after the date of such notification, and notwithstanding the Participant’s actual Hay Points, he or she will not be deemed to have 2,000 or more Hay Points for purposes of calculating the Participant’s Retirement Allowance. Any prior Years of Benefit Service shall not be affected by such suspension.

Article V. Funding

5.1 Unfunded Plan. This Plan shall be unfunded. All payments under this Plan shall be made from the general assets of Arch and other Employing Companies.

5.2 Liability for Payment. Arch and each other Employing Company shall pay the benefits provided under this Plan with respect to Participants who are employed, or were formerly employed by it during their participation in the Plan. In the case of a Participant who was employed by more than one Employing Company, the Committee shall allocate the cost of such benefits among such Employing Companies in such manner as it deems equitable. The obligations of the Employing Company shall not be funded in any manner. The rights of any person to receive benefits under this Plan are limited to those of a general creditor of the Employing Company liable for payment hereunder.

5.3 Anti-alienation. Except as provided in a domestic relations order (within the meaning of Code §414(p)(1)(B)), no Participant or beneficiary shall have the right to assign, transfer, encumber or otherwise subject to any lien any payment or any other interest under this Plan, nor shall such payment or interest be subject to attachment, execution or levy of any kind.

Article VI. Plan Administration

6.1 Plan Administrator. The Company has appointed the Pension Administration and Review Committee as the Plan Administrator (the “Plan Administrator” or “Committee”). Any person, including, but not limited to, the directors, shareholders, officers and employees of the Company, shall be eligible to serve on the Committee. Any person so appointed shall signify his acceptance by undertaking the duties assigned. Any member of the Committee may resign by delivering written resignation to the Company. The Company may also remove any member of the Committee by delivery of a written notice of removal, which shall take effect upon delivery or on a date specified. Upon resignation or removal of a Committee member, the Company shall promptly designate in writing such other person or persons as a successor.

6.2 Majority Actions; Allocation and Delegation. The Committee shall act by majority vote, but may authorize one or more of members to sign all papers on behalf of the Committee. The Committee members may allocate responsibilities among themselves, and shall notify the Company in writing of such action and the responsibilities allocated to each member.

6.3 Powers, Duties and Responsibilities. Except for those powers expressly reserved to the Selection Committee, the Plan Administrator shall have all power to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, in accordance with the terms of the Plan. The Plan Administrator shall have the absolute discretion and power to determine all questions arising in connection with the administration, interpretation and application of the Plan. Any such determination by the Plan Administrator shall be conclusive and binding upon all persons. The Plan Administrator may correct any defect or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of the Plan; provided, however, that such interpretation or construction shall be done in a non-discriminatory manner and shall be consistent with the intent of the Plan.

The Plan Administrator shall:

(a) compute the amount and kind of benefits to which any Participant shall be entitled hereunder;

(b) maintain all necessary records for the administration of the Plan;

(c) interpret the provisions of the Plan and make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

(d) assist any Participant regarding his rights, benefits or elections available under the Plan; and

(e) communicate to Participants and their Beneficiaries concerning the provisions of the Plan.

6.4 Records and Reports. The Plan Administrator shall keep a record of all actions taken and shall keep such other books of account, records and other information that may be necessary for proper administration of the Plan. The Plan Administrator shall file and distribute all reports that may be required by the Internal Revenue Service, Department of Labor or others, as required by law.

6.5 Appointment of Advisors. The Plan Administrator may appoint accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Plan.

6.6 Claims Procedures; Arbitration.

(a) Any person or entity (hereinafter referred to as “Claimant”) claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Plan Administrator, which shall respond in writing as soon as practical, but in no event later than ninety (90) days after receiving the initial claim (or no later than forty-five (45) days after receiving the initial claim regarding Disability under this Plan).

(b) If the claim or request is denied, the written notice of denial shall state:

(i) the reasons for denial, with specific reference to the Plan provisions on which the denial is based;

(ii) a description of any additional material or information required and an explanation of why it is necessary, in which event the time periods indicated in subsection (a), above, shall be one hundred and eighty (180) and seventy-five (75) days from the date of the initial claim respectively; and

(iii) an explanation of the Plan’s claim review procedure.

(c) Any Claimant whose claim or request is denied or who has not received a response within sixty (60) days (or one hundred and eighty (180) days in the event of a claim regarding Disability) may request a review by notice given in writing to the Compensation Committee. Such request must be made within sixty (60) days (or one hundred and eighty (180) days in the event of a claim regarding a Disability) after receipt by the Claimant of the written notice of denial, or in the event Claimant has not received a response sixty (60) days (or one hundred and eighty (180) days in the event of a claim regarding a Disability) after receipt by the Plan Administrator of Claimant’s claim or request. The claim or request shall be reviewed by the Compensation Committee which may, but shall not be required to, grant the Claimant a hearing. On review, the Claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

(d) The decision on review shall normally be made within sixty (60) days (or forty-five (45) days in the event of a claim regarding Disability) after the Compensation Committee’s receipt of the Claimant’s claim or request. If an extension of time is required for a hearing or other special circumstances, the Claimant shall be notified and the time limit shall be one hundred twenty (120) days (or ninety (90) days in the event of a claim regarding Disability). The decision shall be in writing and shall state reasons supporting the decision and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

(e) Notwithstanding the foregoing, any dispute or controversy arising under or in connection with the Plan subsequent to a Change in Control shall be settled exclusively by arbitration in Connecticut, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction.

6.7 Indemnification of Members. The Company shall indemnify and hold harmless any member of the Committee and of the Selection Committee from any liability incurred in his or her capacity as such for acts which he or she undertakes in good faith as a member of such Committee.

Article VII. Termination and Amendment

7.1 Amendment or Termination. The Company may amend the Plan at any time, in whole or in part, by action of its Board of Directors, the Compensation Committee of the Board or any other duly authorized committee or officer. Any Employing Company may withdraw from participation in the Plan at any time. No amendment of the Plan or withdrawal therefrom by an Employing Company shall adversely affect the vested benefits payable hereunder to any Participant for service rendered prior to the effective date of such amendment or withdrawal. Notwithstanding the foregoing, the Company, by action taken by its Board of Directors, may terminate the Plan and pay Participants and beneficiaries their accrued benefits in a single lump sum at any time, to the extent and in accordance with Treas. Reg. Section 1.409A-3(j)(4)(ix).

Article VIII. Miscellaneous

8.1 Gender and Number. Whenever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where such would apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in another form in all cases where they would so apply.

8.2 Action by the Company. Whenever the Company under the terms of this Plan is permitted or required to do or perform any act or thing, it shall be done and performed by an officer or committee duly authorized by the Board of Directors of the Company.

8.3 Headings. The headings and subheadings of this Plan have been inserted for convenience of reference only and shall not be used in the construction of any of the provisions hereof.

8.4 Uniformity and Non Discrimination. All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.

8.5 Governing Law. To the extent that state law has not been preempted by the provisions of ERISA or any other laws of the United States heretofore or hereafter enacted, this Plan shall be construed under the laws of the State of Connecticut.

8.6 Employment Rights. Nothing in this Plan shall confer any right upon any Employee to be retained in the service of the Company or any of its affiliates.

8.7 Incompetency. In the event that the Plan Administrator determines that a Participant is unable to care for his affairs because of illness or accident or any other reason, any amounts payable under this Plan may, unless claim shall have been made therefor by a duly appointed guardian, conservator, committee or other legal representative, be paid by the Plan Administrator to the Participant’s spouse, child or parent or any other person deemed by the Plan Administrator to have incurred expenses for such Participant, and such payment so made shall be a complete discharge of the liabilities of the Plan therefor.

IN WITNESS WHEREOF, Arch Chemicals, Inc. has caused this Plan to be executed by a duly authorized officer on December 30, 2008.

ARCH CHEMICALS, INC.

By:   /s/ Hayes Anderson

Its Vice President, Human Resources